SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual LTIP Awards

On May 12, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Copano Energy, L.L.C. (“Copano”) completed its annual process of considering and making awards under Copano’s Long-Term Incentive Plan (“LTIP”).  Annual awards approved on May 12 included the following grants to named executive officers:
		UAR Award	Phantom Unit Award
R. Bruce Northcutt	President and Chief Operating Officer	19,100	8800
John A. Raber	EVP; President and COO, Rocky Mountains	17,500	8000
Matthew J. Assiff	Senior Vice President and Chief Financial Officer	13,300	6100
Sharon J. Robinson	President and Chief Operating Officer, Oklahoma	12,100	5600

The Committee also approved a form of unit appreciation right (“UAR”) award agreement to be used in connection with 2009 annual awards.  A UAR entitles the grantee to receive the difference between the exercise price established for the UAR on the grant date and the fair market value of Copano’s common units on the exercise date.  UARs cannot have an exercise price that is less than the fair market value of Copano’s common units on the date of grant.  UARs will be settled in common units or, in the discretion of the Committee, cash, or a combination thereof.

UARs granted to named executive officers on May 12 will vest in five equal annual installments commencing January 1, 2010, or earlier in the event of death or disability of the grantee or a change in control of Copano.  Vested UARs remain exercisable for a period beginning on the vesting date and ending on March 15th of the calendar year following the year of vesting.  At the end of this period, Copano will settle outstanding exercisable UARs that have a positive value.

Phantom units granted to named executive officers on May 12 will vest in five equal annual installments commencing May 15, 2010, or earlier in the event of death or disability of the grantee or a change in control of Copano.  The terms of these phantom unit awards are governed by the form of agreement filed with Copano’s report on Form 8-K dated June 2, 2008.

Amendment to Amended and Restated Copano Energy, L.L.C. Long-Term Incentive Plan

At Copano’s Annual Meeting of Unitholders held on May 14, 2009, Copano’s unitholders approved an amendment to the LTIP, which previously had been approved by Copano’s Board of Directors, subject to unitholder approval, and was included in Copano’s annual meeting proxy statement.

The amendment increased the percentage of authorized common units that Copano may deliver in settlement of non-option LTIP awards from 30% to 50%.  Non-option awards include restricted units, phantom units and unit awards.

Copies of the form of UAR award agreement and LTIP amendment are filed as Exhibits 99.1 and 99.2, respectively, to this report.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Form of Unit Appreciation Right Award Agreement

99.2	First Amendment to Amended and Restated Copano Energy, L.L.C. Long-Term Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: May 18, 2009	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Senior Vice President, General Counsel
and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Form of Unit Appreciation Right Award Agreement

99.2	First Amendment to Amended and Restated Copano Energy, L.L.C. Long-Term Incentive Plan